LightPath Technologies Announces Two Key Management Appointments

ORLANDO, FL -- (Marketwire - September 08, 2010) - LightPath Technologies, Inc. (NASDAQ: LPTH), a manufacturer, distributor and integrator of patented optical components and assemblies, announced today two key management appointments. Brian Soller, Ph.D., a former Luna Innovations executive, has joined the Company in the newly created position of Vice President of Corporate Development and Sales, and Alan Symmons, former Director of Engineering of LightPath, has been promoted to Vice President of Corporate Engineering.

Jim Gaynor, CEO of LightPath Technologies, said, "The addition of Brian and Alan rounds out an already strong management team, and further supports our expansion efforts into new optics markets, including infrared products and value-added assemblies. Our new lenses, introduced in June, are designed for lasers used in the emerging biomedical instrumentation and data storage markets. Brian and Alan add the in-depth technical knowledge, industry experience and leadership skills to ensure the delivery of our new product lines, as well as our ongoing strategic growth initiatives, are a success."

As Vice President of Corporate Development and Sales, Brian will be responsible for defining new market opportunities for the Company's products, promoting LightPath's technical capabilities and developing the LightPath brand. Brian will also be responsible for the management of LightPath's sales and marketing organization.

Brian Soller comes to LightPath from Luna Innovations, a Nasdaq-traded company focused on sensing and instrumentation, and pharmaceutical nanomedicines for the healthcare, telecom, energy and defense industries. From 2001 to 2010, Brian held several senior management positions at Luna, including posts as Vice President and General Manager of Luna Technologies Division; Division President of Products Division; and Corporate Vice President of Strategic Business Development. Brian holds a BS in Physics and Math from the University of Wisconsin and a PhD in Optical Science from the University of Rochester. He is also a National Defense Science and Engineering Graduate Fellow.

Al Symmons has been a valued part of LightPath's leadership team for the past four years. During this time, Alan is credited with making significant corporate-wide improvements, including the organization and management of a technical staff; implementation of LightFast, a quick turnaround of product quotes and production of custom designs; and the development of new lens products that included low cost lenses, blue lenses and many custom designs. Al holds a BS in Mechanical Engineering from Rensselaer Polytechnic Institute, an MBA from the University of Arizona and has completed significant course work in Optical Sciences. He will continue to report to CEO Jim Gaynor.

About LightPath Technologies

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. The Company's products are used in various markets, including industrial, medical, defense, test & measurement and telecommunications. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. For more information, visit www.lightpath.com.

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, the Company does not have any intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

GRADIUM® is a registered trademark of LightPath Technologies.

Contacts:
Jim Gaynor
CEO
LightPath Technologies, Inc.
Phone: +1-407-382-4003 x377
Email: jgaynor@lightpath.com
Web: www.lightpath.com